UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010 (June 11, 2010)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD
SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The ACADIA Pharmaceuticals Inc. (“Registrant”) 2010 Annual Meeting of Stockholders was held on June 11, 2010.

(b)	The election of two nominees to serve as Class III directors on Registrant’s board of directors until the 2013 Annual Meeting of Stockholders was carried out at the 2010 Annual Meeting of Stockholders. The following two Class III directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Laura Brege	18,093,546	513,351	12,095,205
Leslie Iversen	18,073,014	533,883	12,095,205

In addition to the election of two Class III directors, (i) the ratification of the appointment of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and (ii) the approval of Registrant’s 2010 Equity Incentive Plan were submitted to stockholders for approval. The appointment of PricewaterhouseCoopers was ratified and approved by the following vote: 30,314,373 votes for and 258,668 votes against, with 129,061 votes abstaining. Stockholders also approved Registrant’s 2010 Equity Incentive Plan by the following vote: 16,423,593 votes for and 2,123,296 votes against, with 60,008 votes abstaining and 12,095,205 broker non-votes.

Each of the foregoing voting results from the Annual Meeting of Stockholders is final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/S/ GLENN F. BAITY
Date: June 15, 2010		Glenn F. Baity Vice President, General Counsel, and Secretary

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